[FIRST UNION LOGO]

                      FREMONT HOME LOAN OWNER TRUST 1999-1
                         STATEMENT TO CERTIFICATEHOLDER

                                                           RECORD DATE: 11/30/99
                                                 PREVIOUS DISTRIBUTION: 11/26/99
                                                     DISTRIBUTION DATE: 12/27/99

===================================================================================================================================
                                        Original         Beginning                                                       Ending
                        Certificate    Certificate      Certificate                                        Total       Certificate
  Class       Cusip        Rate          Balance          Balance        Interest        Principal     Distribution      Balance
-----------------------------------------------------------------------------------------------------------------------------------
    A       35729BAA9     5.8625%     415,545,505.00   361,312,075.99   1,765,160.04   9,007,639.31   10,772,799.35  352,304,436.68
Factors per                                                               4.24781406    21.67666165     25.92447571    847.81193020
 Thousand
-----------------------------------------------------------------------------------------------------------------------------------
    R                     0.0000%               0.00       695,925.97           0.00           0.00            0.00      695,925.97
-----------------------------------------------------------------------------------------------------------------------------------
  TOTALS                              415,545,505.00   361,312,075.99   1,765,160.04   9,007,639.31   10,772,799.35  352,304,436.68
-----------------------------------------------------------------------------------------------------------------------------------










===================================================================================================================================

First Union National Bank                                        Robert Ashbaugh
Structured Finance Trust Services                                 Vice President
401 South Tryon Street, 12th Floor                           Phone: 704-383-9568
Charlotte, North Carolina  28288-1179                          Fax: 704-383-6039

[FIRST UNION LOGO]

                      FREMONT HOME LOAN OWNER TRUST 1999-1
                         STATEMENT TO CERTIFICATEHOLDER

                                                           RECORD DATE: 11/30/99
                                                 PREVIOUS DISTRIBUTION: 11/26/99
                                                     DISTRIBUTION DATE: 12/27/99

====================================================================================================================================

                        SCHEDULE OF REMITTANCE                                      COLLATERAL INFORMATION
     Available Collection Amount               10,989,548.98       Aggregate Beginning Balance of Loans              370,853,201.10
     (Trust Fees and Expenses)                   (216,749.63)      Aggregate Ending Balance of Loans                 362,894,194.60
     Available Payment Amount                  10,772,799.35       Interest Carry-Forward                                      0.00
     Regular Payment                            9,724,166.49       Loan Count                                                 3,207
     Excess Spread                              1,048,632.86       Overcollateralization Amount                       10,589,757.92
                                    ------------------------       Overcollateralization Deficiency Amount             6,032,062.28
                                                                   Overcollateralization Step-up Test Level                   0.00%
                                                                   Overcollateralization Target Amount                16,621,820.20
     FEES                                                          Prepayment Penalties                                  208,374.59
     ----                                                          Principal Prepayments                               7,765,055.00
     Servicer Fee                                 108,165.52       Scheduled Principal                                   193,951.45
     Master Servicer Fee                           46,356.65       Securities Insurer Reimbursement                            0.00
     Indenture Trustee Fee                          2,008.79       Six Month Average Delinquency                            5.2041%
     Guaranty Insurance Premium                    60,218.68       Spread Squeeze %                                         3.3931%
                                    ------------------------       Trigger Event?                                                No
     TOTAL FEES                                   216,749.63       Unpaid Securities Insurer Reimbursement                     0.00
                                                                   Weighted Average Home Loan Interest Rate (WAC)           9.9061%
                                                                   Weighted Average Maturity (WAM)                           352.16







====================================================================================================================================

First Union National Bank                                        Robert Ashbaugh
Structured Finance Trust Services                                 Vice President
401 South Tryon Street, 12th Floor                           Phone: 704-383-9568
Charlotte, North Carolina  28288-1179                          Fax: 704-383-6039

[FIRST UNION LOGO]

                      FREMONT HOME LOAN OWNER TRUST 1999-1
                         STATEMENT TO CERTIFICATEHOLDER

                                                           RECORD DATE: 11/30/99
                                                 PREVIOUS DISTRIBUTION: 11/26/99
                                                     DISTRIBUTION DATE: 12/27/99

===================================================================================================================================


     ----------------------------------------    ----------------------------------------------------------------------------------
        Aggregate Ending Balance of Loans             DELINQUENT INFOR.         # LOANS             AMOUNT                  %
     ----------------------------------------    ----------------------------------------------------------------------------------
      $                        362,894,194.60    Delinquent 30-59 Days             64             5,836,793.73           1.608401%
     ----------------------------------------    Delinquent 60-89 Days             10               843,748.96           0.232505%
                                                 Delinquent 90+ Days                4               312,207.00           0.086033%
                                                 Loans in Foreclosure             217            23,791,924.59           6.556160%
                                                 REO                               17             1,689,668.32           0.465609%
                                                 Bankruptcy Loans                  60             6,696,305.94           1.845250%
                                                 ----------------------------------------------------------------------------------
                                                            TOTAL                 372            39,170,648.54          10.793958%
                                                 ----------------------------------------------------------------------------------



                                                 ----------------------------------------------------------------------------------
                                                      OTHER INFORMATION         # LOANS             AMOUNT              CUMULATIVE
                                                 ----------------------------------------------------------------------------------
                                                 Defaulted Home Loans               0                     0.00          125,242.76
                                                 Liquidated Home Loans              0                     0.00                0.00
                                                 Deleted Home Loans                 0                     0.00          695,925.97
                                                 Net Loan Losses                    3                30,968.40          109,780.40
                                                 ----------------------------------------------------------------------------------









===================================================================================================================================

First Union National Bank                                        Robert Ashbaugh
Structured Finance Trust Services                                 Vice President
401 South Tryon Street, 12th Floor                           Phone: 704-383-9568
Charlotte, North Carolina  28288-1179                          Fax: 704-383-6039